EXHIBIT 10.45


                                 PROMISSORY NOTE



$1,000,000.00                                              Knoxville, Tennessee
                                                              December 24, 2003


     FOR VALUE RECEIVED, the undersigned, TENGASCO, INC., a Tennessee corporation and TENGASCO PIPELINE CORPORATION, a Tennessee corporation (the "MAKER" whether one or more), jointly and severally promise to pay to the order of Dolphin Offshore Partners, LP, whose address is care of Dolphin Asset Management Corporation, 129 East 17th St., New York, N.Y. its successors and/or assigns (said parties and any subsequent holders hereinafter being collectively called the "HOLDER" at 129 East 17th St., New York, NY (or at such other place as the Holder hereof may designate) the principal sum of ONE MILLION DOLLARS ($1,000,000.00), (the "Principal"), plus interest (the "Interest") at the rate set forth below on the Principal from time to time remaining unpaid.

     Interest on the outstanding Principal balance shall accrue at a rate of twelve percent (12%) per annum based upon a 360-day year. Interest on the unpaid principal balance shall accrue from date hereof and shall be payable forty-five days after the end of each calendar quarter. The entire unpaid Principal and any accumulated unpaid Interest thereon shall be due (the "Due Date") on April 4, 2004.

     This Note is secured by a lien on following property wherever located and whether now/owned or hereafter owned or acquired by Maker, whether or not affixed to realty, and all Proceeds and Products thereof in any form, and all parts, accessories, attachments, special tools, additions, replacements, substitutions and accessions thereto or therefor and in all increases or profits received therefrom (Collateral): all of Maker's interest, either real or personal, tangible or intangible; in that certain undivided interest in pipeline facilities owned by the Company and described in EXHIBITS A AND B attached hereto and incorporated herein by reference.

     Maker agrees that Maker will pay the principal and all accumulated and unpaid interest in full within ten days of closing of any sale by the Maker of either of the pipelines described on EXHIBITS A OR B attached hereto to any third party. Holder agrees, however, that as to any sale of the pipeline described on Exhibit B which is subject to prior lien in favor of Bank One, N.
A. under Credit Agreement dated November 8, 2001, payment by Maker of this Note shall be made only to the extent funds are released by Bank One as lienholder thereon.

     This Note is the Note referred to in the Security Agreement, and is entitled to the benefits and subject to the terms thereof and may be prepaid in whole or in part and secured by the collateral as provided therein.

     THIS NOTE IS IN ADDITION TO AND NOT IN REPLACEMENT OF THOSE CERTAIN PROMISSORY NOTES DATED DECEMBER 4, 2002 IN THE PRINCIPAL AMOUNT OF $250,000.00; FEBRUARY 3, 2003 IN THE PRINCIPAL AMOUNT OF $250,000.00; FEBRUARY 28, 2003 IN THE PRINCIPAL AMOUNT OF $250,000.00; MAY 20, 2003 IN THE PRINCIPAL AMOUNT OF $750,000.00; AUGUST 6, 2003 IN THE PRINCIPAL AMOUNT OF $150,000.00; DECEMBER 3, 2003 IN THE AMOUNT OF $225,000 AND DECEMBER 9, 2003 IN THE AMOUNT OF $250,000 BETWEEN MAKER AND HOLDER.

     1. DEFAULT. The happening of any of the following events shall constitute an event of default hereunder: failure of Maker to pay in full any Principal payment or Interest Payment due hereunder promptly when it becomes due; the occurrence of any one or more of the Events of Default specified in the Security Agreement or the Maker becoming bankrupt, insolvent or if any bankruptcy (voluntary or involuntary) or insolvency proceedings (as said terms "insolvent" and "insolvency proceedings" are defined in the Uniform Commercial Code of Tennessee) are instituted or made by or against Maker, or if application is made for the appointment for a receiver for the Maker or for any of the assets of any Maker, or as assignment is made for the benefit of the Maker's creditors.

     Upon the happening of any event of default as defined herein, the Holder, at its option, may declare the entire unpaid Principal balance of this Promissory Note without notice or demand, together with accrued

     Interest, to be immediately due and payable without notice or demand. In the event of default, the then unpaid principal balance hereof shall bear interest from the time of such default at the maximum legal rate permissible.

     In addition to payment of Interest and Principal, if there is a default in this Note, the Holder shall be entitled to recover from the Maker all the Holder's costs of collection, including the Holder's attorneys' fees (whether incurred in connection with any judicial, bankruptcy, reorganization, administrative, appeals or other proceedings and whether such fees or expenses arise before proceedings are commenced or after entry of any judgment), and all other costs or expenses incurred in connection therewith.

     2. WAIVER. With respect to the payment hereof, the Maker waives all rights of exemption of property from levy or sale under execution or the process for the collection of debts under the Constitution or laws of the United States or of any state thereof, and demand, presentment, protest, notice of dishonor, suit against any party, and all other requirements necessary to charge or hold any Maker liable hereunder.

     No failure or delay on the part of the Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Maker or the Holder at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note and any consent to any departure by the Maker from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Maker and the Holder of this Note and (ii) only in the specific instance and for the specific purpose for which made or given.

     3. FEES AND COSTS. The Maker agrees to pay all filing fees and taxes, and all costs of collection or securing or attempting to collect or secure the payment thereof, including attorneys' fees, whether or not involving litigation and/or appellate proceedings.

     4. REMEDIES. The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid, unless in writing and signed by the Holder. All rights and remedies of the Holder shall be cumulative. Furthermore, the Holder shall be entitled to all the rights of a Holder in due course of a negotiable instrument. In the event of default, Holder shall have all remedies available to a secured party under the Uniform Commercial Code. Holder shall give Maker ten business days notice in writing of any public or private sale of the property securing this note. Holder shall incur no liability as a result of the sale of the property securing this note, other than for its own negligence, willful misconduct, or bad faith.

     5. WARRANTY OF TITLE. The seller warrants that the Maker's title to the property is free of any encumbrance other than the interests of Bank One, N. A. as Lender under Credit Agreement dated November 8, 2001.

     6. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any provision of this Note that may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

     7. NOTICE. Any notice required to be given to any person shall be deemed sufficient if mailed, postage prepaid, to such person's address as set forth in this Note.

     8. SUCCESSORS AND ASSIGNS. The provisions of this Note are binding on the assigns and successors of Maker and shall inure to the benefit of the Holder and its successors and assigns.

     9. COLLECTION. If this Note is not paid upon demand or according to the tenor hereof and strictly as above provided, it may be placed in the hands of an attorney at law for collection. In such event, each party liable for payment thereof, as Maker, endorser, guarantor or otherwise, hereby agrees to pay the holder hereof, in addition to the sums above stated, a reasonable attorneys' fee, whether or not suit be initiated, which fee shall include attorneys' fees at the trial level and on appeal, together with all costs incurred. IN THE EVENT THAT LITIGATION IS INITIATED FOR THE COLLECTION OF THE OBLIGATION EVIDENCED BY THIS NOTE, THEN MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY REGARDING THIS NOTE AND ANY AGREEMENT OR INSTRUMENT SECURING SAME, AND THE PREVAILING PARTY IN SUCH LITIGATION SHALL BE ENTITLED TO AN AWARD FOR COSTS AND REASONABLE ATTORNEYS' FEES INCURRED IN THE LITIGATION, INCLUDING ALL TRIALS AND APPEALS RELATING THERETO.

     The Maker hereby irrevocably consents and submits to the exclusive jurisdiction of the United States federal courts and the courts of the State of New York located in New York, New York, in connection with any action or proceeding arising out of or relating to this Note or any document or instrument delivered pursuant hereto.

     For purposes of any action that may be brought to enforce this Note, the Maker agrees that this Note constitutes an instrument for the payment of money only within the meaning of Section 3213 of the Civil Practice Law and Rules of the State of New York.

     Notwithstanding anything to the contrary, in no event, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid balance hereof, or otherwise, shall the amount taken, reserved or paid, charged or agreed to be paid, for the use, forbearance or detention of money advanced pursuant hereto or pursuant to any other document executed in connection herewith, exceed the maximum rate allowed by New York law. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any other provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     The Maker shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person) as may be reasonably required or appropriate to carry out or to perform the provisions of this Note.

                                    TENGASCO, INC.



                                    By:
                                        ----------------------------------------
                                        JEFFREY R. BAILEY
                                        President

                                    TENGASCO PIPELINE CORPORATION



                                    By:
                                        ----------------------------------------
                                        RICHARD T. WILLIAMS
                                        Chief Executive Officer

          EXHIBIT A TO PROMISSORY NOTE DATED DECEMBER 29, 2003 BETWEEN
              TENGASCO, INC. AND TENGASCO PIPELINE CORPORATION AS
               MAKER AND DOLPHIN OFFSHORE PARTNERS, LP AS HOLDER.


     An undivided eleven and sixty-four hundredths percent (11.64%) in and to Tengasco Pipeline Corporation's right, title, and interest in, to the following property rights-of-way, leases (other than the right to produce oil or gas under any lease granting pipeline installation and use rights) and/or easements located in Hancock County, Hawkins County, and Sullivan County, Tennessee, it being understood and agreed that the undivided interest herein described is in addition to the undivided interest or interests in the properties described in other note or notes dated December 4, 2002, February 3, 2003; February 28, 2003; May 20, 2003; August 6, 2003; December 3, 2003, and December 9, 2003.:

     [PHASE I]: That certain steel pipeline main, 6 inches and 8 inches in diameter, as it has been installed, together with all associated permits, pipeline rights-of-way, and pipeline installation rights under oil and gas leases (but excluding any rights to produce oil and gas leases under any oil and gas lease granting such pipeline installation rights), from a point at the Big Creek Missionary Baptist Church at the intersection of Upper Caney Valley Road and Big Creek Road in Hancock County, Tennessee, extending generally eastward north of the Clinch River, boring under the Clinch River and proceeding generally southward along an existing Tennessee Valley Authority power line easement along and within rights-of-way thereon, which are incorporated by reference for all purposes but without limiting the generality of the foregoing description, proceeding further into Hawkins County, Tennessee, to a point of intersection of the existing installed pipeline with the distribution system of Hawkins County Gas Utility District, a total distance described in this paragraph of approximately 26.0 miles; together with

     [PHASE II]: That certain steel pipeline main 8 inches and 12 inches in diameter as it has been installed, together with a 4-inch supply line already constructed, with all associated contracts, permits, agreements, and pipeline rights-of-way, extending from a point of intersection of the existing installed Phase I pipeline described above with the distribution system of Hawkins County Gas Utility District and proceeding from that point generally eastward along rights-of-way along Highway 11-W, and proceeding further along and within the right-of-way of Highway 11 -w in accordance with the permit granted by Tennessee Department of Transportation to Tengasco Pipeline Corporation dated April 11, 2000, and proceeding generally eastwards to a point located on the grounds of Holston Army Ammunition Plant in accordance with the Tenant Use Agreement between Royal Ordinance North America, Inc. (now BAE Systems Ordnance Systems, Inc.) and Tengasco Pipeline Corporation dated June 16, 2000, which agreement is incorporated by reference for all purposes, proceeding to a point on the grounds of the Holston Army Ammunition Plant known as Mead Station, proceeding from that point further both as a 4-inch supply line to Holston Area A and ending at the Area A boilers and as a 12-inch main line generally southward, off the grounds of Holston Army Ammunition Plant and across rights-of-way to and including property owned by Eastman Chemical Company, and proceeding to the point of interconnection with the existing natural gas system owned by Eastman Chemical Company in Kingsport, Sullivan County, Tennessee, a total distance described in this paragraph of approximately 30.4 miles, together with compressors, valves, stations and metering equipment installed to effect deliveries through the pipeline.

          EXHIBIT B TO PROMISSORY NOTE DATED DECEMBER 29, 2003 BETWEEN
               TENGASCO, INC. AND TENGASCO PIPELINE CORPORATION AS MAKER AND DOLPHIN OFFSHORE PARTNERS, LP AS HOLDER.

     An undivided eleven and sixty-four hundredths percent (11.64%) in and to Tengasco Pipeline Corporation's right, title, and interest in, to the following property rights-of-way, leases (other than the right to produce oil or gas under any lease granting pipeline installation and use rights) and/or easements located in Hancock County, Hawkins County, and Sullivan County, Tennessee, it being understood and agreed that the undivided interest herein described is in addition to the undivided interest or interests in the properties described in other note or notes dated December 4, 2002, February 3, 2003; February 28, 2003; May 20, 2003; August 6, 2003; December 3, 2003, and December 9, 2003:

     Seven miles of ten-inch diameter steel pipeline;
     Seven and one-half miles of eight-inch diameter steel pipeline;
     Sixty-nine miles of four-inch diameter steel pipeline;
     Two miles of two-inch pipeline;
     Compressor station and equipment thereon including but not limited to 3 No. 342 CAT motors with a JG2
     Aerial Compression Unit.